Exhibit 10.22

POSITIVEID CORPORATION
RESTRICTED STOCK AWARD AGREEMENT
UNDER POSITIVEID CORPORATION 2011 STOCK INCENTIVE PLAN

This RESTRICTED STOCK AWARD AGREEMENT (the “Agreement”) is made as of [insert Grant Date] (the “Grant Date”) between PositiveID Corporation, a Delaware corporation (the “Company”) and [insert name of Grantee] (the “Grantee”).

Background Information

A. The Compensation Committee has granted to the Grantee an award of [insert applicable number] restricted shares of common stock, par value $0.01 per share (the “Common Stock”), of the Company (the “Award”) pursuant to the Company’s 2011 Stock Incentive Plan (the “2011 Plan”).

B. The Company and the Grantee are entering into this Agreement in order to evidence the Award, which shall be governed in all respects by the terms and provisions hereof.

C. The Grantee desires to accept the Award grant and agrees to be bound by the terms and conditions of this Agreement.

D. This Agreement shall be subject to and governed by the 2011 Plan, which is incorporated herein by reference. For purposes of such incorporation, all references in such sections to the term “Plan” shall be deemed to be references to this Agreement.

Agreement

1. Restricted Stock. Subject to the terms and conditions provided in this Agreement, the Company hereby grants to the Grantee [insert applicable number] shares of Common Stock (the “Restricted Stock”) as of the Grant Date. The extent to which the Grantee’s rights and interest in the Restricted Stock becomes vested and non-forfeitable shall be determined in accordance with the provisions of Sections 2 and 3 of this Agreement.

2. Vesting. Except as may be otherwise provided in Section 3 of this Agreement, the vesting of the Grantee’s rights and interest in the Restricted Stock shall be determined in accordance with this Section 2. The Grantee’s rights and interest in the Restricted Stock shall become fully vested and non-forfeitable and shall cease being restricted on [insert third-year anniversary of Grant Date], provided that (1) the Grantee does not resign prior to [insert third-year anniversary of Grant Date] and (2) the Company does not terminate the employment of the Grantee for cause prior to [insert third-year anniversary of Grant Date], with said cause being defined as a conviction of a felony or Grantee’s being prevented from providing services hereunder as a result of Grantee’s violation of any law, regulation and/or rule.

3. Change of Control. In the event of a Change in Control (as defined in the 2011 Plan), Restricted Stock that is not yet vested on the date such Change in Control is determined to have occurred shall become fully vested on the date such Change in Control is determined to have occurred.

4. Restrictions on Transfer; Legending of Shares. Until such time as any share of Restricted Stock becomes vested pursuant to Section 2 or Section 3 of this Agreement, the Grantee shall not have the right to make or permit to occur any transfer, pledge or hypothecation of all or any portion of the Restricted Stock, whether outright or as security, with or without consideration, voluntary or involuntary. Any transfer, pledge or hypothecation not made in accordance with this Agreement shall be deemed null and void. The certificate evidencing the Restricted Stock shall contain a legend in substantially the following form:

“The shares evidenced by this certificate are subject to restrictions on transfer set forth in the Restricted Stock Award Agreement, dated [insert Grant Date], between PositiveID Corporation (the “Company”) and [insert name of Grantee], a copy of which may be obtained from the Company at its principal executive offices.”

“The shares of common stock of the Company represented hereby have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws and may not be transferred, pledged, hypothecated or otherwise disposed of in the absence of an effective registration statement covering such shares under that Act and any applicable state securities laws, unless, in the opinion of counsel satisfactory to the Company, an exemption from registration thereunder is available.”

5. Forfeiture. The Grantee shall forfeit all of his rights and interest in the Restricted Stock if the Grantee resigns or the Company terminates the employment of the Grantee for cause (as defined in Section 2 above) before the Restricted Stock becomes fully vested in accordance with Section 2 or Section 3 of this Agreement.

6. Shares Held by Custodian; Rights to Dividends and Voting Rights. The Grantee hereby authorizes and directs the Company to deliver any share certificate issued by the Company to evidence the award of Restricted Stock to the Secretary of the Company or such other officer of the Company (other than the Grantee) as may be designated by the Company’s Board of Directors or the Compensation Committee of such Board (the “Share Custodian”) to be held by the Share Custodian until the Restricted Stock becomes fully vested in accordance with Section 2 or Section 3 of this Agreement. When the Restricted Stock becomes vested, the Share Custodian shall deliver to the Grantee (or his beneficiary in the event of death) a certificate representing the vested Restricted Stock (which then will be unrestricted) and may delete the first paragraph of the legend set forth in Section 4 above. The Grantee hereby irrevocably appoints the Share Custodian, and any successor thereto, as the true and lawful attorney-in-fact of the Grantee with full power and authority to execute any stock transfer power or other instrument necessary to transfer the Restricted Stock to the Company, or to transfer the Restricted Stock to the Grantee on an unrestricted basis upon vesting, pursuant to this Agreement, in the name, place, and stead of the Grantee. The term of such appointment shall commence on the Grant Date and shall continue until the Restricted Stock becomes vested or is forfeited. During the period that the Share Custodian holds the shares of Restricted Stock subject to this Section 6, the Grantee shall be entitled to all rights applicable to shares of Common Stock of the Company not so held, including the right to vote and receive dividends, but provided, however, in the event of (i) any change in the Common Stock of the Company by reason of any stock dividend, spin-off, split-up, spin-out, recapitalization, merger, consolidation, reorganization, combination or exchange of shares or (ii) any distribution of Common Stock or other securities of the Company in respect of such shares of Common Stock, the Grantee agrees that any certificate representing shares of such additional Common Stock or other securities of the Company issued as a result of any of the foregoing shall be delivered to the Share Custodian and shall be subject to all of the provisions of this Agreement as if initially received hereunder.

7. Tax Consequences. Upon the occurrence of a vesting event specified in Section 2 or Section 3 above, the Grantee must satisfy the federal, state, local or foreign income and social insurance withholding taxes imposed by reason of the vesting of the Restricted Stock. The Grantee shall make an election with respect to the method of satisfaction of such tax withholding obligation in accordance with procedures established by the Compensation Committee of the Company’s Board of Directors. Unless the Grantee delivers to the Company or its designee within ten (10) days after the occurrence of the vesting event specified in Section 2 or Section 3 above a certified check payable in the amount of all tax withholding obligations imposed on the Grantee and the Company by reason of the vesting of the Restricted Stock, the Grantee’s actual number of vested shares of Restricted Stock shall be reduced by the smallest number of whole shares which, when multiplied by the Fair Market Value of the Common Stock on the vesting date, is sufficient to satisfy the amount of such tax withholding obligations. For purposes of this Agreement, the term “Fair Market Value” shall have the meaning specified in the 2011 Plan.

The Grantee understands that the Grantee may elect to be taxed at the Grant Date rather than when the Restricted Stock becomes vested by filing with the Internal Revenue Service an election under section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), within thirty (30) days from the Grant Date. The Grantee acknowledges that it is the Grantee’s sole responsibility, and not the Company’s responsibility, to timely file the Code section 83(b) election with the Internal Revenue Service if the Grantee intends to make such an election. Grantee agrees to provide written notification to the Company if the Grantee files a Code section 83(b) election.

8. No Effect on Employment. Nothing in this Agreement shall confer upon the Grantee the right to continue in the employment of the Company or affect any right which the Company may have to terminate the employment of the Grantee regardless of the effect of such termination of employment on the rights of the Grantee or this Agreement.

9. Governing Laws. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law. By accepting this Award, the Grantee irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Florida or of the United States of America, in each case located in Palm Beach County, Florida, for any litigation arising out of or relating to this Agreement (and agrees not to commence any litigation relating thereto except in such courts). The Grantee also irrevocably and unconditionally waives any objection to the laying of venue of any litigation arising out of or related to this Award in the courts of the State of Florida or of the United States of America, in each case located in Palm Beach County, Florida, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such litigation brought in any such court has been brought in an inconvenient forum.

10. Successors. This Agreement shall inure to the benefit of, and be binding upon, the Company and the Grantee and their heirs, legal representatives, successors and permitted assigns.

11. Severability. In the event that any one or more of the provisions or portion thereof contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Agreement, and this Agreement shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.

12. Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (c) three (3) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent as follows:

If to the Company:

PositiveID Corporation
1690 South Congress Avenue, Suite 201
Delray Beach, Florida 33445

If to Grantee:

[insert name of Grantee]
[insert home address of Grantee]

13. Entire Agreement. Subject to paragraph D in the section of this Agreement under the heading “Background Information,” this Agreement expresses the entire understanding and agreement of the parties hereto with respect to the terms and conditions of this Award.

14. Headings. Section headings used herein are for convenience of reference only and shall not be considered in construing this Agreement.

15. Additional Acknowledgements. By their signatures below (including electronic signatures), the Grantee and the Company agree that the Restricted Stock is granted under and governed by the terms and conditions of this Agreement. Grantee has reviewed the terms of this Agreement, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement. Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Compensation Committee of the Company’s Board of Directors upon any questions relating to this Agreement.

IN WITNESS WHEREOF, the Company and the Grantee have executed this Agreement as of the Grant Date set forth above.

POSITIVEID CORPORATION

By:

GRANTEE:

[insert name of Grantee]

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